UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2004

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6035	95-2588754
(Commission File No.)	(IRS Employer Identification No.)

3033 Science Park Road San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Item 5.                                   Other Events and Required FD Disclosure

On June 26, 2004, Lockheed Martin Corporation issued a press release announcing that it had terminated the merger agreement with The Titan Corporation.  A copy of the press release is filed as Exhibit No. 99.1 and is incorporated by reference into this report.

Item 7.                                   Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description

99.1	Lockheed Martin Corporation Press Release dated June 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2004	THE TITAN CORPORATION

	By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lockheed Martin Corporation Press Release dated June 26, 2004.